UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Rd., Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant's telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 (b) Effective September 2, 2016, Steven Rodriguez, our Chief Operating Officer, resigned to pursue other opportunities.  His resignation was not a result of any disagreement with us on any matter relating to our operations, policies or practices.

(c) Effective September 2, 2016, we elected Joe Karbowski, our current Global Senior Vice President of Technology, to serve as our Chief Operating Officer and Chief Technical Officer.  Mr. Karbowski, age 50, joined us in 2012 when we acquired PeopleCube, where he also served as CTO, evolving it from a startup he co-founded in 1999 to be a leader in the Agile Workplace market. With more than 25 years of experience in building commercial software companies, Joe's new role will allow him to focus on accelerating the growth of Asure's People Success Platform. He is a featured speaker and has published numerous articles on software development techniques and methodologies. Joe earned a Bachelor of Science degree in Computer Science from Michigan Technological University, Houghton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: September 2, 2016                                                       By /s/ Brad Wolfe
Brad Wolfe
Chief Financial Officer